U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                               __________________



                                     FORM  8-K
                                 CURRENT  REPORT
          Pursuant  to  Section  13  or  15(d)  of  the  Securities  Act of 1934



Date  of  Report  (Date  of  earliest  event  reported):  JUNE  19,  2003
                                                          ------------------


                        KOALA  INTERNATIONAL  WIRELESS  INC.
                        ---------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

          NEVADA                      0-32479           76-0616468
         ---------                    -------         ---------------
(State or Other Jurisdiction of     (Commission        (IRS Employer
 Incorporation or Organization)     file number)     Identification No.)


                  34 COUPLES GALLERY
                  BALLANTRAE, ONTARIO, CANADA            L4A IM6
                  ---------------------------            -------
          (Address of Principal Executive Offices)     (Zip Code)


Registrants  telephone  number,  including  area  code:  (561)767-7761
                                                       ----------------

ITEM  5.  Other  Events

Effective June 19, 2003, Mr. Bradley Wilson was elected a Director of the Company. Effective June 19, 2003, Mr. Derek Pepler was elected a Director of the Company.

Effective October 31, 2003, the Company accepted the voluntary resignation of Miguel Caron from his position as Director. Effective October 31, 2003, the Company accepted the voluntary resignation of Christine Cerisse from her position as Director of the Company.

Effective October 31, 2003, Mr. David Dean Tews was elected a Director of the Company.

Effective October 31, 2003, Mr. Richard L. Rumpf was elected a Director of the Company.

The Company is pleased to announce that Bradley Wilson has accepted his appointment as Chairman, President and Director of the Company.

The Company is pleased to announce that Derek Pepler has accepted his appointment as Secretary, Treasurer and Director of the Company.

Mr. Harold Fischer is remaining the Chief Executive Officer of the Company reporting to the Board of Directors.

The current Board of Directors of Koala International Wireless Inc. now consists of: Bradley Wilson, Chairman and President; Derek Pepler, Secretary-Treasurer, Lorne Catling, Director, David Dean Tews, Director and Richard L. Rumpf, Director.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      KOALA  INTERNATIONAL  WIRELESS  INC.


November 4, 2003                                       By:    /s/ Bradley Wilson
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       (Date)                                          Name:  Bradley  Wilson
                                                       Its:   President